Exhibit 26

EXECUTION VERSION

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Jiro Yamada, General Manager, Second Motor Vehicles Division, Mobility Business Unit I of Mitsui & Co., Ltd., the undersigned’s true and lawful attorney-in-fact to:

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execute for and on behalf of the undersigned, and in the undersigned’s capacity as a beneficial owner of securities issued by Penske Automotive Group, Inc. (the “Company”), (i) Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (a “Section 16 Form”), (ii) all forms and schedules in accordance with Section 13(d) of the Exchange Act and the rules thereunder, including all amendments thereto (a “Section 13 Schedule”), (iii) a Form ID Application, Passphrase Update Application and/or request to convert from paper only to electronic filer with the U.S. Securities and Exchange Commission (the “SEC”) and to obtain access codes to file on EDGAR and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the SEC (or any successor provision) in order to file a Section 13 Schedule or a Section 16 Form electronically (a “Form ID”, and, together with a Section 13 Schedule and Section 16 Form, the “Forms and Schedules”) and (iv) any Joint Filing Agreement or similar agreement with respect to the filing of any of the Forms or Schedules in (i) through (iii) above;

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do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules, complete and execute any amendment or amendments thereto, and timely file such Forms and Schedules with the SEC and any stock exchange or similar authority; and

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take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

The Power of Attorney shall remain in full force and effect with respect to the attorney-in-fact until the undersigned is no longer required to file any Forms and Schedules with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 7th day of December, 2018.

MITSUI & CO., LTD.

/s/ Nobuaki Kitamori
By:	Nobuaki Kitamori
Title:	Representative Director and Senior
Executive Managing Officer

[Signature Page to Schedule 13D Power of Attorney]